Exhibit 4.17

Hangzhou Chengmao Investment Co., Ltd.

and

Wuhu Chery Automobile Investment Company Limited

Quantum (2007) LLC

Qoros Automobile Company Limited

in respect of

Qoros Automobile Company Limited

Investment Agreement

May 2017

Investment Agreement

TABLE OF CONTENTS

1.	Definitions	2

2.	This Investment	5

3.	Conditions Precedent	11

4.	Closing	13

5.	Arrangements for Transitional Period	14

6.	Post-investment Covenants	16

7.	Representations and Warranties	17

8.	Confidentiality	18

9.	Notice	19

10.	Termination of the Agreement	20

11.	Governing Law and Dispute Resolution	22

12.	Taxes and Expenses	22

13.	Severability	23

14.	Waiver	23

15.	Formation and Effectiveness	23

16.	Miscellaneous	23

Investment Agreement

INVESTMENT AGREEMENT

This Qoros Automobile Company Limited Investment Agreement is entered into in the PRC on this May 23, 2017 by and among:

(1) Hangzhou Chengmao Investment Co., Ltd., a company organized and validly existing under the laws of China, with its registered address at Room 316, Building 9, 588 Feijiatang Road, Xiacheng District, Hangzhou City, Zhejiang Province, the PRC (hereinafter referred to as the “Investor” or “Party A”);

(2) Wuhu Chery Automobile Investment Company Limited, a company organized and validly existing under the laws of China, with its registered address at 8 Changchun Road, Wuhu Economic and Technological Development Zone, Anhui Province, holding 50% equity interest in Qoros Automobile Company Limited as of the date hereof (hereinafter referred to as “Wuhu Chery” or “Party B”);

(3) Quantum (2007) LLC, a company organized and validly existing under the laws of State of Delaware, the United States of America, with its registered address at 16192 Coastal Highway Lewes Delaware 19958 USA, holding 50% equity interest in Qoros Automobile Company Limited as of the date hereof (hereinafter referred to as “Quantum” or “Party C”; together with Wuhu Chery, the “Existing Shareholders”);

(4) Qoros Automobile Company Limited, a company organized and validly existing under the laws of China, with its registered address at 1 Tongda Road, Changshu Economic & Technological Development Zone, Jiangsu Province (hereinafter referred to as “Party D”, the “Target Company” or “Qoros Automobile”).

The parties hereto may be referred to collectively as the “Parties”, and a “Party” means any of them.

Whereas:

The Parties have agreed upon strategic cooperation on Qoros Automobile. With respect to this Investment, through friendly consultation, the Parties hereby agree as follows:

1.	Definitions

1.1	Definitions

Unless otherwise specified in this Agreement, the following terms or abbreviations shall have the following meanings:

1.1.1	Agreement means this Qoros Automobile Company Limited Investment Agreement and appendixes hereto.

Investment Agreement

1.1.2	this Investment means the investment made by the Investor in the Target Company in such a manner as set forth in Article 2 of this Agreement.

1.1.3	Transaction Documents mean any other agreements and documents signed by the Parties for the purpose of completion of this Investment, including but not limited to the AOA, the Loan Agreement, and etc.

1.1.4	AOA means the amended and restated articles of association of the Target Company.

1.1.5
Person means any individual, corporation, partnership, joint venture, enterprise, consortium, company limited by shares, limited liability company, trust, unincorporated body, approval authority or any other entity or organization.

1.1.6	Subordinate Entities means all branches and subsidiaries invested and established by Qoros Automobile.

1.1.7	Existing Shareholders mean Wuhu Chery and Quantum.

1.1.8
Accounts means balance sheet, income statement, cash flow statement, statement of changes in equity and other financial statements together with notes thereto prepared in accordance with the accounting principles generally accepted in China or otherwise set forth herein.

1.1.9	Original Accounts means the audited Accounts of the Target Company as of December 31, 2016 (“Base Date”), prepared in accordance with the accounting principles generally accepted in China.

1.1.10	Investment Price means the total investment price paid by the Investor to the Target Company in accordance with Article 2.6.2 of this Agreement.

1.1.11	Approval Authority means the Ministry of Commerce of the People’s Republic of China and its branches and successors.

1.1.12	NDRC means the National Development and Reform Commission of the People’s Republic of China and its branches and successors.

1.1.13	AIC means the State Administration for Industry and Commerce and its branches and successors.

1.1.14	Closing Date means the date on which this Investment is completed in accordance with Article 4 of this Agreement.

1.1.15	Business Day means a day on which commercial banks are open for normal business other than statutory holidays and public holidays of the People’s Republic of China.

Investment Agreement

1.1.16
Encumbrance means any mortgage, security, pledge, lien, option, restriction, pre-emptive right, third party’s right or benefit, or encumbrance or security interest in any other form, or any other priority arrangement with a similar effect, including transfer of ownership or collateral arrangement, provided that Encumbrance shall not include any such effect resulting from the AOA.

1.1.17
Material Adverse Effect means (i) with respect to the Target Company, the circumstances under which it has lost or will lose business qualifications or licenses for vehicle production issued by the competent regulatory authorities; (ii) with respect to the Investment contemplated hereunder, this Investment cannot be proceeded lawfully and completely, and/or (iii) the business model of the Target Company has had material adverse changes.

1.1.18
Undisclosed Liabilities means any liabilities accruing on or before March 31, 2017 that are not disclosed in the Accounts of the Target Company, and/or not disclosed by the Target Company and/or the Subordinate Entities to the Investor in writing, including, without limitation, (i) contract or tort obligations or any expenses of the Target Company or the Subordinate Entities as a result of other legal disputes; (ii) any penalty or fines imposed by competent governmental authorities on the Target Company and/or the Subordinate Entities; (iii) unpaid taxes of the Target Company and/or the Subordinate Entities; (iv) wages, bonus, social insurance or welfare, housing fund, economic compensation, damages and other amounts payable to employees.

1.1.19
China or the PRC means the People’s Republic of China, which for the purpose of this Agreement does not include the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan.

1.1.20	Yuan means yuan of Renminbi, the lawful currency of the PRC.

1.1.21	Cooperator means the investor entering into an agreement with the Existing Shareholders and/or the Target Company on April 6, 2017, as publicly disclosed by the parent company of Quantum.

1.1.22	Qoros Project means a cooperation project contemplated under any binding investment agreement entered into by and between the Existing Shareholders and/or the Target Company and the Cooperator.

Investment Agreement

1.2	Interpretation

1.2.1	Terms, Appendixes, etc.

References to this Agreement shall include references to any appendix hereto; references to terms and appendixes are references to the terms hereof and appendixes hereto.

1.2.2	Headings

Headings shall not affect the interpretation of this Agreement.

1.2.3	Dates

Unless otherwise specified herein, if the performance date or the last day of the performance period hereunder is a day other than the Business Day, the Business Day immediately following such day shall be the performance date or the last day of the performance period.

1.2.4	Time

References to time are references to Beijing Time of the PRC.

2.	This Investment

2.1
The Investor shall designate a bank account opened in its name as an escrow account (“Escrow Account”), with which the Investor and each Existing Shareholder shall maintain their respective specimen signature/seal, and all funds under which shall be used and transferred only if agreed upon by the Investor and each Existing Shareholder in accordance with this Agreement. The Investor undertakes that after the opening of the Escrow Account, it will not revoke or change the signatory of Escrow Account at will or change any Party’s specimen signature/seal of the Escrow Account without the written requirements of the designating Party or the Party the specimen signature/seal belongs to. In addition, the Investor shall only activate internet banking to the extent such access provides solely for checking functions (i.e., not transfer or withdrawal functions), and shall provide the necessary access information (i.e., username, password and any required devices) to the Existing Shareholders to allow them regular access to the internet banking portal in order to check the account balance. Within three (3) Business Days after the execution of this Agreement, the Investor shall deposit investment funds of RMB1,000,000,000 (in words: Renminbi one billion yuan) into the Escrow Account.

Investment Agreement

2.2
(a) The Target Company and/or the Existing Shareholders agree to use their best endeavors to provide signed meeting minutes with the Cooperator or any other written form in respect of the settlement of the Qoros Project which is signed by an attendee who is then duly authorized by the Cooperator (the “Cooperator Meeting Minutes”) within one (1) month after the date of this Agreement. The Investor shall confirm in writing if it accepts the terms set out in the Cooperator Meeting Minutes within three business days upon receipt of such minutes (failure of the Investor to provide the Existing Shareholders with such written confirmation within the prescribed time limit shall be deemed as acceptance by the Investor). The Parties further agree that to the extent the Investor does not accept the Cooperator Meeting Minutes, the Target Company and/or the Existing Shareholders may continue discussions and continue to provide amended Cooperator Meeting Minutes for consideration of approval by the Investor until the time specified in Article 2.2(b) below. For the avoidance of doubt, the Cooperator Meeting Minutes shall provide either for the settlement of the Qoros Project in a manner sufficient to permit the transaction contemplated under this Agreement among the Investor, the Existing Shareholders and the Target Company to proceed or the termination of the Qoros Project. Furthermore, the Parties hereby agree that to the extent the Cooperator Meeting Minutes provide for the unconditional termination of the Qoros Project without any remaining obligations to the Cooperator, there shall be no requirement for confirmation in writing or acceptance by the Investor, and the Parties shall proceed under this Agreement accordingly.

(b) Upon expiration of the 3 months following the execution of this Agreement, unless the Target Company and/or the Existing Shareholders in accordance with Article 2.2 (a) above (i) enter into a formal written agreement with the Cooperator in respect of the settlement of the Qoros Project on substantially the same terms as set forth in the Cooperator Meeting Minutes approved or (ii) provide the Investor with a copy of the termination agreement with no additional conditions with the Cooperator, this Agreement shall be terminated automatically, unless otherwise extended in accordance with Article 3.2.1, and no Party shall bear any liabilities to each other Party arising therefrom. For the avoidance of doubt, provided that the key terms of the formal written agreement are substantially consistent with the Cooperator Meeting Minutes previously approved by the Investor, the settlement of the Qoros Project shall be deemed completed and the Investor shall not raise any objection and the condition precedent set forth in Article 3.1.1 shall be deemed to be completed.

(c) The Existing Shareholders and the Investor agree that (i) the failure to reach a settlement of the Qoros Project or (ii) the completion of the investment matter with Cooperator by the Existing Shareholders and/or the Target Company, will not be the basis for any claim by any party against the other parties hereto.

Investment Agreement

2.3
(a) Within 5 Business Days after the execution of this Agreement, the Investor and/or its designated third party (the “Lender”) shall enter into a loan agreement with the Target Company in the form set forth in Appendix III of this Agreement (“Loan Agreement”), under which the Lender will provide the Target Company with a loan of RMB 500,000,000 (in words: Renminbi five hundred million yuan). Upon the approval of the Cooperator Meeting Minutes or unconditional termination with the Cooperator, each in accordance with Article 2.2 of this Agreement, Wuhu Chery and the Lender shall enter into an equity pledge agreement in the form set forth in Appendix IV of this Agreement to secure the performance by the Target Company of 50% of its obligations under the Loan Agreement. Upon the approval of the Cooperator Meeting Minutes or unconditional termination with the Cooperator, each in accordance with Article 2.2 of this Agreement, Quantum shall remove one (1) current director appointed by it to the Target Company and appoint one (1) Person designated by the Investor to the Target Company as the director of the Target Company, and to the extent Quantum has Unencumbered Shares (as defined below), Quantum and the Lender shall enter into an equity pledge agreement in the form set forth in Appendix IVof this Agreement to secure the performance by the Target Company of 50% of its obligations under the Loan Agreement (it being understood that such equity interests shall not include any equity interests in the Target Company already pledged to the Export-Import Bank of China (“Exim Bank”) and other lenders under a syndicated loan agreement (the “Exim Loan Agreement”) or which are required to be pledged pursuant to the Exim Loan Agreement or are already pledged (or are in the process of registration to be pledged) (the “Chery Pledged Shares”) to Wuhu Chery (or to any of its affiliates) under other separate agreements (“Unencumbered Shares”)). The Parties further agree that any such equity pledged by Quantum (the “Quantum Pledged Equity”) is subject to adjustment such that in the event of a change in the calculation by Quantum and Exim Bank of net asset value for calculating the loan-to-value ratio for the equity pledge requirement for the Exim Loan Agreement and the Chery Pledged Shares, then the amount of Quantum Pledged Equity shall be adjusted (and Quantum Pledged Equity released, to the extent applicable) as required pursuant to the Exim Loan Agreement and the agreements for the Chery Pledged Shares. For avoidance of any doubt, the pledged equity as provided by the pledgor according to any provision of this Agreement shall be at all times subject to the Unencumbered Shares held by it. Wuhu Chery acknowledges and agrees that to the extent that at the time that the Lender and Quantum execute the equity pledge agreement, if the Unencumbered Shares are not enough to be pledged to the Lender for securing the performance by the Target Company of 50% of its obligations under the Loan Agreement, the equities held by Quantum in Qoros that could be borrowed by Wuhu Chery but is not borrowed shall be regarded as Unencumbered Shares, and Quantum may pledge such equities the Lender (if applicable). The amount of equity to be pledged pursuant to this Article shall be calculated on a loan-to-value ratio based upon the Pre-Money Valuation (as defined below) and a ratio of 80%.

Investment Agreement

(b) Following the effectiveness of the Loan Agreement but before the granting of the loan by the Investor in accordance with Article 2.4.1, the Investor has the right to nominate one (1) financial staff to the Target Company who shall keep reserved specimen seal/signature, USB key and passwords for the bank account of the Target Company which has or will receive the funds under the Loan Agreement and/or the funds of Investment Advance. Such financial staff shall act in accordance with properly issued instructions by senior management not otherwise in violation of this Agreement.

(c) Within three (3) Business Days after the satisfaction of the condition precedent set forth in Article 3.1.1 herein, the Investor agrees to require a bank to issue an irrevocable and unconditional bank guarantee in an amount of RMB 3,400,000,000 (in words: three billion and four hundred million yuan) to the Target Company, or to transfer equivalent RMB to the Escrow Account, at the sole discretion of the Investor, to secure the performance of the Investor’s obligations under this Agreement and the Transaction Documents. The final content and form of the bank guarantee shall be agreed by Parties.

2.4
Subject to the completion of (i) relevant matters under Articles 2.3 (a) and (b); and (ii) either approval of the Cooperator Meeting Minutes by the Investor or unconditional termination with the Cooperator, each in accordance with Article 2.2. above, the Investor agrees at its discretion to itself or to designate a third party to arrange for transfer of the amount of the loan in accordance with the Loan Agreement (or the Investment Advance) pursuant to the Loan Agreement to an account designated by the Target Company in accordance with the following schedule (the Parties agree that the Investor has the right to transfer the funds in the Escrow Account to pay such amounts), which funds shall be used by the Target Company only if agreed upon by the Investor and the Existing Shareholders, provided that the Investor shall not object to such use of funds if for ordinary course of business purposes:

2.4.1	Immediately to transfer RMB 300,000,000 (in words: three hundred million) to an account designated by the Target Company;

2.4.2	Within one (1) month after the completion of all such matters set forth above, to further transfer RMB 200,000,000 (in words: two hundred million) to an account designated by the Target Company; and

2.4.3
To further transfer the remaining funds in the Escrow Account, up to RMB 500,000,000 (in words: Renminbi five hundred million), to the Target Company based on the actual operating requirements of the Target Company, as determined jointly by Party A, Party B and Party C.

Any funds actually transferred by the Investor or its designated third party to the Target Company under this Article are collectively referred to as the investment advance (“Investment Advance”). The use of such funds by the Target Company should be in accordance with the operation and management regulations of the Target Company.

Investment Agreement

2.5	Capital Reduction

2.5.1 For the purpose of this Investment, the Target Company shall, as required by the applicable laws of the PRC, initiate dealing with the applicable procedures to reduce the registered capital of the Target Company from RMB 10,425,480,000 to RMB 6,500,000,000 (“Capital Reduction”) as soon as possible after the execution of the Cooperator Meeting Minutes, after which Party B and Party C will respectively continue to hold 50% of the equity interest in the Target Company. For the avoidance of doubt, the Existing Shareholders shall not acquire any consideration and/or compensation, in cash or otherwise, from the Target Company due to the Capital Reduction.

2.5.2
The Target Company and the Existing Shareholders shall use their best endeavors to confirm the feasibility of the Capital Reduction under PRC law within two (2) months after the execution of the Cooperator Meeting Minutes. If the Parties consider that the Capital Reduction is impracticable, the Parties shall use their best endeavors to seek an alternative solution having an equivalent economic effect as agreed by the Parties (including but not limited to the Investor first to acquire up to 25.5% equity interest held by each of Wuhu Chery and Quantum in the Target Company and the Existing Shareholders and the Investor to subscribe for the increased registered capital of the Target Company simultaneously in proportion to the equity interest held by them), including the injection into the Target Company of the proceeds from such sales, or to further seek an additional alternative solution with the Investor and the Target Company with same intention, and to further execute applicable agreements to achieve the investment purpose hereunder (i.e., the Investor holding 51% of equity interest in the Target Company based upon the Pre-Money Valuation (as defined below)).

2.6	Subscription for Capital Increase

2.6.1
The Parties agree and acknowledge that the pre-money valuation of all equity interest in the Target Company prior to the completion of this Investment is RMB 6,500 million Yuan (in words: Renminbi Sixty-five Hundred Million Yuan) (“Pre-Money Valuation”). For the avoidance of doubt, the Target Company has outstanding shareholder loans as of the date of this Agreement, which outstanding shareholder loans, together with any new shareholder loans incurred prior to the Closing Date, shall not be deemed to be equity for any purpose under this Agreement.

Investment Agreement

2.6.2
Subject to the completion of the Capital Reduction, the Target Company shall have its registered capital increased by RMB 6,766,000,000 (in words: six billion seven hundred and sixty-six million yuan) (“Increased Registered Capital”), and the Investor agrees to contribute RMB 6,766,000,000 (in words: six billion seven hundred and sixty-six million yuan) in cash to subscribe for the Increased Registered Capital, based on the representations, warranties and undertakings made by the Existing Shareholders and the Target Company to the Investor and subject to the satisfaction (or waiver by relevant party) of all conditions precedent under Article 3.1 of this Agreement.

After the completion of this Investment, the Investor shall hold RMB 6,766,000,000 registered capital of the Target Company, representing 51% equity interest in the Target Company, while Wuhu Chery and Quantum shall respectively hold RMB 3,250,000,000 registered capital of the Target Company, representing 24.5% equity interest in the Target Company. From the Closing Date, all shareholders after this Investment shall share profits and bear losses of the Target Company in proportion to their equity interest in the Target Company.

2.7 Prior to the Closing Date, Party A, Party B and Party C agree to execute and deliver the AOA in the forms attached as Appendix I. In addition, prior to the Closing Date, each such Party shall cause Directors of the Target Company nominated by such Party to approve this Investment and approve the AOA.

2.8 The Existing Shareholders hereby waive any pre-emptive right to subscribe for any newly increased registered capital issued by the Company to the Investor in accordance with this Agreement.

2.9 Within five (5) Business Days after completion of all conditions precedent set forth in Article 3.1, other than Article 3.1.10, or waived by the relevant Party, the Investor shall transfer 50% of the Investment Price to the account designated by the Target Company, and within three (3) Business Days after the receipt of such funds, the Target Company shall submit the amendment registration of this Investment with the AIC. The Investor agrees to cooperate fully with such process.

2.10 The Investor shall identify and provide all relevant information with respect to any of its nominees to be appointed as Directors pursuant to this Agreement, subject to eligibility requirements.

2.11 The Investor shall provide all due diligence information reasonably requested by the Existing Shareholders within three (3) Business Days after the execution date of this Agreement. Such information shall be deemed as the confidential information under Article 8.2, and each Party shall perform the confidentiality obligation provided under Article 8. The Parties acknowledge that the Existing Shareholders will need to complete their due diligence process regarding the Investor to the satisfaction of the Existing Shareholders prior to the completion of Article 3.1.1 and the Existing Shareholder shall notify the Investor upon completion of such process. If the result of such due diligence is not satisfactory to the Existing Shareholders before the fulfillment of the condition precedent set forth in Article 3.1.1, then the Existing Shareholders shall have the right to terminate this Agreement and the Investment, and no Party shall bear liabilities arising therefrom to any other Party.

Investment Agreement

3.	Conditions Precedent

3.1 The closing of this Investment hereunder shall be subject to the satisfaction (or waiver by the relevant party) of each of the following conditions:

3.1.1 the Target Company and/or the Existing Shareholders shall either have executed a formal agreement with the Cooperator with respect to the Qoros Project or have entered into an unconditional termination with the Cooperator, each in accordance with Article 2.2. above;

3.1.2 no Encumbrance exists on any equity interest in the Target Company which is being newly issued to the Investor or being transferred by the Existing Shareholders to the Investor under this Agreement, except for any Encumbrance resulting from the AOA;

3.1.3 As of the Closing Date, neither the Existing Shareholders nor the Target Company shall have materially breached this Agreement;

3.1.4 the Parties shall have executed and delivered the AOA of the Target Company in the same form and with the same terms and conditions as Appendix II hereto;

3.1.5  the board of directors of the Target Company shall have approved this Investment and shall have approved the AOA of the Target Company;

3.1.6 the Capital Reduction shall have been approved by the Approval Authority (if mandatory), and the Target Company shall have completed the AIC business license change with respect to the Capital Reduction;

3.1.7 the Target Company shall have notified all lending banks of this Investment in writing and obtained the written consent of or the waiver of the Investment by, the lending banks, to the extent required;

3.1.8 the Target Company shall have obtained the approval from the NDRC with respect to this Investment if required, and submitted to the Investor a photocopy of the such approval if any;

3.1.9 the Target Company shall have obtained the approval from the Approval Authority in connection with this Investment, if required, and submitted to the Investor a photocopy of such approval, if any;

Investment Agreement

3.1.10 the amendment registration of this Investment with the AIC shall have been completed, and the Target Company shall have obtained the new business license reflecting the shareholding percentage of the shareholders after the completion of this Investment, and the person designated by the Investor shall have been appointed as the director of the Target Company pursuant to the AOA of the Target Company and such appointment shall have been filed with the AIC, provided, however, that the Investor shall transfer 50% of the investment amount to the account designated by the Target Company prior to any such business license change or director appointment and registration, subject to completion of all other conditions precedent in this Article 3.1 (other than Article 3.1.10), and the Target Company shall make such relevant filings within three (3) Business Days of the receipt of such funds;

3.1.11 Wuhu Chery shall have completed the filing of an appraisal report with the state owned assets authority (if mandatory).

3.2  Satisfaction of Conditions Precedent

3.2.1 Within three (3) months after the execution date of this Agreement, the Target Company and the Existing Shareholders shall use their best endeavors to procure the satisfaction of the conditions precedent set forth in Article 3.1.1 hereof, and the Investor agrees to render necessary assistance in this regard. If such condition precedent fails to be satisfied upon expiration of such period, Party A, Party B and Party C shall jointly have the right to determine in writing to extend such period, and the consent to extend such period shall not be unreasonably withheld if reasonably requested by any other Party. Furthermore, upon the expiration of such extended period, in the event such condition precedent continues to be unsatisfied, any of Party A, Party B and Party C shall have the right to terminate this agreement, and no Party shall bear any liabilities to each other Party arising therefrom, or Party A, Party B and Party C shall have the right to jointly further extend such period in accordance with this provision.

3.2.2 For the purpose of clarity, the satisfaction by Existing Shareholders and the Target Company of the closing conditions set forth in Articles 3.1.10 is conditioned upon that the Investor shall have paid to the Target Company half of its Investment Price, i.e. RMB 3,383,000,000 (in words: Renminbi three billion three hundred eighty three million yuan).

3.2.3 The Parties agree that, with respect to each condition precedent set forth in Article 3.1:

(1)
The conditions precedent set forth in Articles 3.1.2, 3.1.3, 3.1.5, 3.1.10 (other than the payment condition set forth therein) and 3.1.11, are created for the interest of the Investor, which has the right to determine in its discretion whether to waive such conditions precedent;

Investment Agreement

(2)
The payment condition in Article 3.1.10 are created for the interest of the Existing Shareholders, and the Existing Shareholders shall have the right to determine in their discretion whether to waive such conditions precedent;

(3)	The conditions precedent other than those set forth in Articles 3.2.3(1) and (2) shall be waived only upon mutual agreement by the Parties through consultation.

3.2.4 The Parties agree that, to the extent that the conditions precedent set forth in Article 3.1.1 are satisfied, the Target Company and/or the Existing Shareholders and/or the Investor (as the case may be) shall have the obligation to cause all the other conditions precedent under Article 3.1 to be satisfied as soon as possible. Any party hereto shall immediately notify the other Parties of any fact or circumstance it becomes aware of at any time which may render it impossible for a condition precedent in Article 3.1 to be satisfied. If any of the other conditions precedent set forth in Article 3.1 hereof fails to be satisfied or waived by the relevant Party before December 31, 2017, then:

(1)	The Investor is entitled to set a new Closing Date, subject to the consent of the other Parties hereto; or

(2)	If the Investor fails to set a new Closing Date, any Party is entitled to terminate this Agreement and this Investment.

4.	Closing

4.1 Closing

The closing shall be conducted on the fifth (5) Business Day (the “Closing Date”) after the date when all the conditions precedent provided in Article 3.1 are fulfilled (or waived by the relevant Party) at the primary office of the Target Company or other places as agreed by the Parties.

4.2 Obligations upon Closing

4.2.1 On the Closing Date, the Target Company and the Existing Shareholders shall ensure the following documents have been served on or provided to the Investor:

(1)	applicable certificate documents or the certificate jointly issued by the Target Company and the Existing Shareholders, evidencing all relevant conditions precedents have been satisfied.

Investment Agreement

4.2.2 Payment of Investment Price On the Closing Date:

(1)	The Existing Shareholders and the Investor shall mutually agree to pay all the amounts remaining in the Escrow Account as of the Closing Date to the account designated by the Target Company; and

(2)
The Investor shall further pay the remaining Investment Price to the Target Company, which amount shall be equivalent to the full Investment Price less the amount paid to the Target Company pursuant to Article 4.2.2(1) and the prepaid investment amount. For purposes of this Article 4.2.2, the amount of any Loans made under the Loan Agreement and not repaid shall be considered amounts paid to the Target Company pursuant to Article 4.2.2(1), without double counting.

The total investment amount to be paid by the Investor upon the completion of the transaction contemplated hereunder shall be equivalent to RMB 6,766,000,000 (in words: Renminbi six billion seven hundred sixty six million).

5.	Arrangements for Transitional Period

5.1 During the period from the execution date of this Agreement to the Closing Date (the “Transitional Period”), the Existing Shareholders and the Target Company shall ensure the Target Company and its Subordinate Entities: (a) carry out their business in the normal course of business consistent with their past practice, and not conduct any other business activity, or terminate or change current business activities, except for business activities that are currently conducted during the normal business operation, and (b) make reasonable endeavors to operate and conduct their business normally in all material respects. The Existing Shareholders shall ensure the Target Company and / or Subordinate Entities to use all the reasonable measures to conserve and protect their assets. Unless as otherwise provided in this Agreement and the Transaction Documents, without prior written notice to the Investor and written permit by the Investor, the Target Company and / or Subordinate Entities shall not:

5.1.1 Conduct any asset transfer which exceeds RMB10,000,000 singly or jointly;

5.1.2 Create any encumbrance or conduct any transfer of the whole or part of equity interest held by the Target Company, real estates or intellectual properties;

5.1.3 Hire or change any Target Company’s general manager/CEO or CFO;

5.1.4 Provide guarantee or any loan to third parties;

5.1.5 Change the accounting policies or the remuneration polices of the Target Company;

Investment Agreement

5.1.6 Conduct merger, division, equity interest change, capital increase, capital reduction, joint operation with third parties, change of organizations, equity investment, etc. (except as carried out pursuant to this Agreement);

5.1.7 Declare, pay any dividend or conduct profit distribution in other forms;

5.1.8 Disposal of material assets for nominal consideration or waiver of material debts, of which the amount is or more than RMB1,000,000;

5.1.9 Enter into any transaction or a series of transactions of which the transaction value exceeds RMB10,000,000, excluding those within the normal business operation scope;

5.1.10 Make a payment or a series of payments, which exceeds RMB10,000,000, other than in the ordinary course of business;

5.1.11 Make a capital commitment or a series of capital commitments, which exceeds RMB10,000,000;

5.1.12 Conduct connected transactions with a single payment of RMB50,000,000 or more, other than with respect to engine and other automotive parts supply agreements.

5.2 After three days upon the completion of the condition precedent provided in Article 3.1.1 and the Investor has issued to the Target Company an irrevocable and unconditional bank guarantee in an amount of RMB 3,400 million (in words: three billion and four hundred million yuan), or to transfer equivalent RMB to the Escrow Account, until the Closing Date or the Termination of this Agreement (whichever is earlier), at the sole discretion of the Investor, in order to have full knowledge of the entire business and management situation of the Target Company, the Investor has the right to further appoint to the Target Company one research and development staff, one manufacturing staff, one procurement staff, one sales staff to observe the research and development, manufacturing, procurement and sales operation of the Target Company, so that the Investor can understand the operation process of the Target Company as soon as possible. The staff appointed by the Investor shall keep the business secrets of the Target Company and the Existing Shareholders confidential, and sign confidentiality agreements with the Target Company, complying with the internal management rules of the Target Company, and shall not interrupt, affect or hinder the operation and management of the Target Company. The Existing Shareholders and the Target Company shall provide necessary supports that are requisite for the staff to understand the operation and management of the Target Company (including, but not limited to granting necessary access to the information to such staff, disclosing the materials as reasonably requested by such staff and/or providing necessary working office and facility). The Target Company and its senior management may decline any unreasonable request raised by the said staff and request the Investor to replace any staff that are not appropriate. The Parties acknowledge that no employer-employee relationship or contractor relationship shall be created between the Target Company and the said staff, such staff shall not obtain any benefits or compensation from the Target Company or the Existing Shareholders for any behavior and the Investor shall be solely responsible for the salaries, welfares, security assurance and indemnifications of such staff. And the Investor shall be jointly and severally liable and indemnify the Target Company or the employees of the Target Company for any damages to the health of such employees or any damages to the property of the Target Company and its employees caused by the appointed staff according to applicable laws and regulations.

Investment Agreement

6.	Post-investment Covenants

6.1 As soon as practicable after the Closing Date, the Parties agree to enter into a specific agreement with respect to the sharing of liabilities in connection with the guarantee and equity pledges provided by the Existing Shareholders for the financing of the Target Company prior to the Closing Date. The Investor agrees to assume part of such guarantee liabilities in proportion to its shareholding percentage in the Target Company after the completion of this Investment, and pledge the equity interest to the bank directly in accordance with the bank’s requirements or provide guarantee in other form. In the event of any change to such shareholding percentage of the Investor, the guarantee liabilities assumed by the Investor shall be adjusted based on such change in its shareholding percentage. In the event that Party A transfers equity interest to a third party, the transferee shall assume part of such guarantee liabilities in proportion to its shareholding percentage in the Target Company and shall be consented by the relevant bank. For avoidance of doubts, such guarantee liabilities shall take Party B and Party C’s current guarantee liabilities undertaking into consideration, and shall not add the guarantee liabilities of Party B and Party C. Parties agree to execute agreements to reflect such arrangement as soon as practicable after the Closing Date.

6.2 The Parties agree that the Target Company shall (i) repay 50% of the total amount of shareholder loans outstanding on the date of this Agreement and owing, directly or indirectly, to Wuhu Chery and Quantum and/or affiliates of each within seven (7) Business Days after the Closing Date; and (ii) repay all of the remaining shareholder loans to Wuhu Chery and Quantum and/or affiliates of each within six (6) months starting from the Closing Date. The Parties agree that if required for the operation of the Target Company, either of the Existing Shareholders may extend extra shareholder loan to the Target Company before the Closing Date, and the Investor shall not raise any unreasonable objection on it. To the extent the Investor agrees to any additional shareholder loans from either Existing Shareholder prior to the Closing Date, such shareholder loans shall be repaid in accordance with the schedule above.

Investment Agreement

6.3 If the Target Company and/or Subordinate Entities suffer losses exceeding RMB 50 million within 18 months after the Closing Date from penalties or third party claims as a result of any Undisclosed Liabilities not disclosed to the Investor, the Target Company shall indemnify all losses, liabilities, costs, fees and expenses suffered and incurred by the Investor as a result therefrom.

6.4 Unless otherwise agreed, from the Closing Date, the Existing Shareholders and the Investor shall be entitled to and bear the operational profits and risks of the Target Company following the Closing Date in accordance with their respective shareholding percentages. Distribution and administration of the relevant rights and interests of the Target Company shall be executed by the Existing Shareholders and the Investor according to the agreement after the Investor makes the Investment and the AOA.

6.5 The Investor hereby undertakes that upon completion of the transaction contemplated hereunder, between 2018 and 2020, each year, it shall provide Qoros Automobile with orders for 100,000 vehicles, to push a further expansion of the domestic market of Qoros Automobile and to make best efforts to realize the initial public offering of Qoros Automobile as early as possible.

7.	Representations and Warranties

7.1 The Existing Shareholders make to the Investor the representations and warranties contained in Appendix VI-A and the Target Company make to the Investor the representations and warranties contained in Appendix VI -B. Each of the representations and warranties shall be true, accurate, without material omission and not misleading as of the signing date of this Agreement and the Closing Date. It is acknowledged that the Investor enters into this Agreement and makes this Investment on the basis of such representations and warranties being true and accurate.

7.2 The Investor makes the representations and warranties contained in Appendix VI-C to the Target Company and the Existing Shareholders, which shall be true, accurate, without material omissions and not misleading at the execution and closing date of this Agreement, and acknowledges that the Target Company and the Existing Shareholders enter into this Agreement and accept this Investment by the Investor on the basis of such representations and warranties being true and accurate.

Investment Agreement

8.	Confidentiality

8.1 Without prior written consent of other Parties, any Party shall not make any public statements in relation to this Agreement and any other or subsequent documentations executed in connection with matters as contemplated hereunder.

8.2 Unless otherwise set forth in Article 8.3, the Parties shall regard any information in relation to the following contents received or obtained as a result of entering into this Agreement or any agreements entered into in accordance with this Agreement as confidential and shall not disclose to third parties or use at its own discretion.

8.2.1 terms under this Agreement and any agreements entered into in accordance with this Agreement;

8.2.2  all contents of the negotiation conducted for the purpose of this Agreement and such other agreements;

8.2.3 business, finance or other matters of any other Party, including further plans and targets.

8.3  Article 8.2 shall not prohibit the disclosure to the necessary extent under the following circumstances, provided that such disclosure shall be promptly notified to relevant Parties, but shall notify the other Parties in writing prior to such disclosure and take all possible measures to reduce such disclosure as much as possible together with the other Parties:

8.3.1 where it is required to disclose or use any information by laws and regulations of any regulatory authorities or any certified stock exchanges;

8.3.2 where it is required to disclose or use any information in accordance with the requirements under this Agreement;

8.3.3 where it is required to disclose or use any information for the purpose of any judicial proceedings, or where it is reasonably required to disclose any information regarding taxation matters to tax authorities;

8.3.4 to disclose any information to the Parties’ professional counsels, provided that such professional counsels shall comply the requirements of information confidentiality;

8.3.5 where the other Party has approved the disclosure or use in writing in advance;

8.3.6 For the purpose of this Article 2.2, where it is necessary to make the disclosure by the Existing Shareholders or the Target Company to the Cooperator.

8.4 This article is still in forth upon termination of this Agreement and until the date when the relevant confidential information is published.

Investment Agreement

9.	Notice

9.1 All notices shall be written in Chinese and English and delivered to the following address or facsimile number by means of specialized person, registered airmail or facsimile, as applicable:

The Investor:

Address:	Room 316, Buliding 9, 588 Feijiatang Road, Xiacheng District, Hangzhou City, Zhejiang Province, P.R. China, 310006
Attention to:	Zhan Hao
Tel:	+86 13825223063
Fax:

Wuhu Chery:

Address:	8 Changchun Road, Wuhu Economic and Technological Development Area, Anhui Province, PRC, 241009
Attention to:	Haibo Zhou
Tel:	+86 553 5922024
Fax:

Quantum:

Address:	Temasek Avenue#36-01 Millenia Tower Singapore 039192
Attention to:	Robert Rosen
Tel:	(65)6351 1788
Fax:	(65)6351 1798

Investment Agreement

Target Company:

Address:	1 Tongda Road, Changshu Economic and Technology Development Area, Jiangsu Province, PRC
Attention to:	Legal Representative
Tel:	0086 512 5202 2000
Fax:	0086 512 5202 2040

9.2	To make or serve any notice, letter or documentation:

9.2.1 in the circumstance that it is served by specialized person and a written receipt is received, if it is delivered no later than 17:00 on a Business Day of the place of service, it shall be deemed to be delivered on such Business Day; or, if it is delivered later than 17:00 on a Business Day of the place of service or anytime on a non-Business Day of the place of service, it shall be deemed to be delivered on the next Business Day; or

9.2.2 if it is served by domestic mail and pre-paid express mail service, it shall be deemed to be delivered on the third (3rd) Business Day after the mail date; or

9.2.3 if it is served by facsimile, it shall be deemed to be delivered on the date when the addressee confirms the receipt of the facsimile.

9.3	Within the term of this Agreement, any Party is entitled to change its addressee, address or facsimile number for receiving notice upon notifying other Parties in writing.

10.	Termination of the Agreement

10.1	Unanimous Termination

This Agreement may be terminated in writing by unanimous agreement of the Existing Shareholders and the Investor.

10.2	Unilateral Termination

10.2.1 This Agreement may be rescinded by any Party in accordance with Article 3.2 hereof;

10.2.2 if any Party materially breaches the provisions hereof, any non-breaching Party shall be entitled to terminate this Agreement.

Investment Agreement

10.3	After the termination of this Agreement in accordance with the provisions above,

(1)	the Parties will no longer have any right or obligation under this Agreement, except for the rights and obligations accrued prior to the rescission hereof;

(2)
The Target Company shall immediately when possible and no later than one (1) year after the rescission of this Agreement (and if such rescission is a result of the sole breach by the Investor, the aforesaid period shall be no later than two (2) years after rescission of this Agreement) repay the Investment Advance of the Investor  if any, plus interest calculated at the rate for one-year loan for the same period of time (from the date when such amount is paid to the account of the Target Company), and the Existing Shareholders agree to immediately cancel the escrow arrangement regarding the Escrow Account (for the avoidance of doubt, repayment of the Investment Advance shall take precedence over the repayment of shareholders loans from the Existing Shareholders, and no part of the shareholder loans of the Target Company from the Existing Shareholders then outstanding shall in any way be repaid prior to the full repayment of the Investment Advance).  For the avoidance of doubt, if the rescission of this Agreement is a result of the sole breach by the Investor, the Investor has the obligation to extend to the Target Company a fund  of an aggregate amount of up to RMB 1,000 million (in words: RMB one billion) (such amount shall include all the funds already provided to the Target Company by the Investor or a third party designated by the Investor under this Agreement and the Loan Agreement), provided that for any additional drawdown after the rescission of this Agreement, the Existing Shareholders would have sufficient equity to pledge in accordance with Article 2.3 (a) of this Agreement. If the Target Company cannot promptly repay the above funds to Party A, and the Existing Shareholders do not provide guarantee or a share pledge for such repayment (on a 50/50 basis), the Party that fails to provide such guarantee shall appoint one Investor-designated director to the board of directors of the Target Company until such Investment Advance and interest have been fully paid. For the avoidance of doubt, in the event that party C already appointed one Investor based director following Article 2.3(a) it will not need to appoint an additional director and to the extent it provide the share pledge or guarantee for its 50%,  all previously appointed Investor-board members will be removed;

(3)
Subject to the provisions of the above paragraph (2), the Existing Shareholders may replace the financial staff appointed by the Investor in accordance with Article 2.3.1 and the research and development, manufacturing, procurement, sales staff and etc. The Investor shall immediately withdraw such staff and shall not appoint any staff to the Target Company in any manner

Investment Agreement

11.	Governing Law and Dispute Resolution

11.1	Governing Law

Matters regarding the entering into, taking effect, performing, interpreting, modifying, terminating of this Agreement and any disputes occurring as a result of the aforesaid matters shall apply the laws and regulations of the People’s Republic of China. For the purpose of this Agreement, laws and regulations of Hong Kong SAR, Macau SAR and Taiwan are not applicable hereunder.

11.2	Dispute Resolution

11.2.1 The Parties shall make their efforts to resolve any disputes resulting from or relating to this Agreement through amicable negotiation. If the disputes cannot be resolved through negotiation within thirty (30) days after any Party serves a notice to other Parties, any Party may refer such dispute to arbitration in Beijing before China International Economic and Trade Arbitration Commission in accordance with its arbitration rules then in effect.  The arbitration tribunal shall consist of three (3) arbitrators.  Each of the Investor and the Existing Shareholders shall have the right to appoint one (1) arbitrator.  .  All arbitration proceedings shall be conducted in both English and Chinese languages, provided that if only one language is permitted, the proceedings shall be conducted in English.  Any arbitration award rendered by the arbitration tribunal shall be final and binding upon the Parties.  The arbitration costs, including attorney’s fees, shall be borne by the losing Party, unless otherwise specified in the arbitration award.

11.2.2 In the process of resolving the disputes, the Parties shall continue exercising their rights and performing their obligations under this Agreement that are not affected in good faith, except for the disputed matters.

12.	Taxes and Expenses

12.1.1 Taxes relevant with this Investment and occurred by executing or performing this Agreement (including stamp duty, etc.) are to be paid by the taxpayer in accordance with the laws; all the verification fees, government fees (including AIC change / recordal registration fees of this Investment) shall be paid by the Target Company.

12.1.2 Each of the Parties shall bear all reasonable expenses actually incurred by it for the transactions hereunder, including, without limitation, costs of financial, legal and commercial due diligence, legal service fees, legally required taxes, governmental charges and expenses.

Investment Agreement

13.	Severability

If any provision of this Agreement is adjudicated to be invalid or unenforceable, such provision shall not be implemented to the extent that it is invalid or unenforceable, and shall be deemed as not contained in this Agreement, but shall not invalidate the remaining provisions of this Agreement or make the remaining provisions of this Agreement unenforceable. The Parties shall make all reasonable efforts to replace such provisions by substitute provisions. Substitute provisions shall be as close to the planned effect of such provisions as possible and be enforceable.

14.	Waiver

14.1 If any Party fails or delays to exercise any rights or remedies under this Agreement or obtained according to this Agreement and required by law, such circumstances will not constitute damages to such rights or remedies and shall not constitute or regarded as waiver or modification of such rights or remedies, and shall not hinder the exercise of such rights or remedies anytime in the future. The exercise of any such rights or remedies individually or partly shall not hinder any other or further exercise of such rights or remedies or the exercise of any other rights or remedies.

14.2 Rights and remedies that the Parties obtained under this Agreement or according to this Agreement are accumulative, and may be exercised where such Party deems appropriate and are supplementary to its rights and remedies under the law.

15.	Formation and Effectiveness

15.1 Article 2.1, 2.2, 2.3 and 3, 8, 9, 12, 13, 14, 15, 16 of this Agreement shall take effect upon duly execution by the Parties, and the other provisions shall take effect after the Investor has approved the Cooperator Meeting Minutes or entered into an unconditional termination agreement with the Cooperator in accordance with Article 2.2.

16.	Miscellaneous

16.1 This Agreement is executed in four (4) counterparts. Each Party holds one (1) counterpart. Each counterpart has the equal legal effect.

16.2 This Agreement shall be signed in Chinese and English, and both language versions shall have the same legal effect.

(no text in the remainder of the page)

Investment Agreement

[This page is the signature page of Qoros Automobile Company Limited Investment Agreement with no text contained.]

Hangzhou Chengmao Investment Co., Ltd. (Seal)

Sign by the legal representative or authorized reprensentative:

Wuhu Chery Automobile Investment Company (Seal)

Sign by the legal representative or authorized representative:

Quantum(2007) LLC

Sign by the legal representative or authorized representative:

Qoros Automobile Company Limited (Seal)

Sign by the legal representative or authorized representative:
24

Investment Agreement

[This page is the signature page of Qoros Automobile Company Limited Investment Agreement with no text contained.]

Hangzhou Chengmao Investment Co., Ltd. (Seal)

Sign by the legal representative or authorized representative:

Wuhu Chery Automobile Investment Company (Seal)

Sign by the legal representative or authorized representative:

Qnantum(2007) LLC

Sign by the legal representative or authorized representative:

Qoros Automobile Company Limited (Seal)

Sign by the legal representative or authorized representative:
24

Investment Agreement

[This page is the signature page of Qoros Automobile Company Limited Investment Agreement with no text contained.]

Hangzhou Chengmao Investment Co., Ltd. (Seal)

Sign by the legal representative or authorized representative:

Wuhu Chery Automobile Investment Company (Seal)

Sign by the legal representative or authorized representative:

Quantum(2007) LLC

Sign by the legal representative or authorized representative:

Qoros Automobile Company Limited (Seal)

Sign by the legal representative or authorized representative:
24

Investment Agreement

[This page is the signature page of Qoros Automobile Company Limited Investment Agreement with no text contained.]

Hangzhou Chengmao Investment Co., Ltd. (Seal)

Sign by the legal representative or authorized representative:

Wuhu Chery Automobile Investment Company (Seal)

Sign by the legal representative or authorized representative:

Quantum(2007) LLC

Sign by the legal representative or authorized representative:
Title:

Qoros Automobile Company Limited (Seal)

Sign by the legal representative or authorized representative:

Investment Agreement

Appendices

Appendix I [Intentionally left blank]

Appendix II Form of AOA

Appendix III Form of Loan Agreement

Appendix IV Form of Equity Pledge Agreement

Appendix V [Intentionally left blank]

Appendix VI-A Representations and warranties of the Existing Shareholders

Appendix VI-B Representations and warranties of the Target Company

Appendix VI-C Representations and warranties of the Investor

Appendix VII Disclosure Schedule

Memorandum of Understanding Regarding the

Second Amendment to the Investment Agreement

among

Hangzhou Chengmao Investment Co., Ltd.

Wuhu Chery Automobile Investment Company Limited

Quantum (2007) LLC

and

Qoros Automotive Co., Ltd.

in respect of

Qoros Automotive Co., Ltd.

August 8, 2017

MEMORANDUM OF UNDERSTANDING REGARDING THE SECOND
 AMENDMENT TO THE INVESTMENT AGREEMENT

This binding Memorandum of Understanding Regarding the Second Amendment to the Investment Agreement (this “MOU”) in respect of Qoros Automotive Co., Ltd, is entered into in the PRC on this August 8, 2017 by and among:

(1)
Hangzhou Chengmao Investment Co., Ltd., a company organized and validly existing under the laws of China, with its registered address at Room 316, Building 9, 588 Feijiatang Road, Xiacheng District, Hangzhou City, Zhejiang Province, the PRC (hereinafter referred to as the “Investor” or “Party A”);

(2)
Wuhu Chery Automobile Investment Company Limited, a company organized and validly existing under the laws of China, with its registered address at 8 Changchun Road, Wuhu Economic and Technological Development Zone, Anhui Province, holding 50% equity interest in Qoros Automotive Co., Ltd, as of the date hereof (hereinafter referred to as “Wuhu Chery” or “Party B”);

(3)
Quantum (2007) LLC, a company organized and validly existing under the laws of State of Delaware, the United States of America, with its registered address at 16192 Coastal Highway Lewes Delaware 19958 USA, holding 50% equity interest in Qoros Automotive Co., Ltd. as of the date hereof (hereinafter referred to as “Quantum” or “Party C”; together with Wuhu Chery, the “Existing Shareholders”); and

(4)
Qoros Automotive Co., Ltd., a company organized and validly existing under the laws of China, with its registered address at 1 Tongda Road, Changshu Economic & Technological Development Zone, Jiangsu Province (hereinafter referred to as “Party D”, the “Target Company” or “Qoros Automotive”).

The parties hereto may be referred to collectively as the “Parties”, and a “Party”, individually.

Whereas:

(1)
The Parties entered into that certain Investment Agreement on May 23, 2017, as amended by the Amendment to the Investment Agreement (the “Amendment Agreement”) on July 12, 2017 (as amended, the “Investment Agreement”) in respect of an investment by the Investor into the Target Company in accordance with terms and conditions set forth therein.

(2)
The Investor and the Target Company entered into that certain Investment Advance Agreement on June 13, 2017 (the “First Investment Advance Agreement”) pursuant to which the Investor has provided investment advances of a total amount of RMB 500 million to the Target Company.

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(3)
The Parties wish to enter into a Second Amendment Agreement (the “Second Amendment Agreement”) to set out their understanding in relation to the alternative solution to certain investment structure under the Investment Agreement and to further amend the Investment Agreement in accordance with the terms and conditions herein.

THE PARTIES NOW AGREE as follows:

1.	Definitions

Unless otherwise defined herein, capitalized terms used but not defined herein shall have the same meaning ascribed to them in the Investment Agreement.

2.	Second Amendment to the Investment Agreement.

The Parties agree that, as soon as practicable after the date of this binding MOU, but in no event later than August 14, 2017, the Parties shall enter into the Second Amendment Agreement reflecting the terms herein, together with any corresponding and necessary changes.

3.	3.3B Escrow Fund

3.1
On or before August 25, 2017, the Investor agrees to transfer an amount of RMB 3,315,340,000 (Three Billion Three Hundred and Fifteen Million Three Hundred and Forty Thousand) (“3.3B Escrow Fund”) into the Escrow Account (defined below), so as to secure the performance of the Investor’s obligations under the Investment Agreement with respect to the payment of the Equity Transfer Price.

3.2
The Parties further agree that in addition to the escrow account opened under the name of the Investor, the Investor may also transfer the above-mentioned 3.3B Escrow Fund into one or several escrow accounts (the “Escrow Accounts”) set up under the name of the Investor and/or the affiliate of the Investor which have been agreed by the other Parties hereunder.

3.3
Such Escrow Accounts shall be set up in accordance with, and any such transfers of the 3.3B Escrow Fund into other escrow accounts shall be subject to, the escrow agreement(s) executed among and by Wuhu Chery, Quantum, the Investor and/or the affiliate of the Investor and each escrow bank providing for the terms of such escrow, including:

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(i)	the release of 3.3B Escrow Fund shall only occur pursuant to the terms hereof and the Investment Agreement; and

(ii)
direct rights for the Existing Shareholders to require the owner of the Escrow Account (the Investor and/or any such affiliate) to apply full or partial amount of 3.3B Escrow Fund in accordance with relevant terms of the payment of the Equity Transfer Price under the Investment Agreement. Each Existing Shareholders agrees to provide all necessary cooperation with the Investor on the partial or complete release of 3.3B Escrow Fund from the Escrow Account for the purpose of the payment of its respective transfer price.

4.	Further Investment Funds.

4.1	Remaining First Investment Advance

Pursuant to Article 5(iv) of the Amendment Agreement, the Investor agrees to further transfer RMB 500,000,000 (in words: RMB five hundred million yuan) (the “Remaining First Investment Advance”) from the Escrow Account to the Controlled Account of the Target Company (as defined in the Investment Advance Agreement) under Article 2.4.3 of the Investment Agreement on or before August 18, 2017. Restrictions on the Target Company’s use of the Investment Advance (including but not limited to Article 2.3 and Article 2.4 of the Investment Agreement) shall also apply to the Remaining First Investment Advance, provided that, the Investor shall not object to the reasonable use of funds if for the business needs of the Target Company.

4.2	Second Investment Advance Agreement

Within five (5) Business Days from the date of this MOU, the Investor and the Target Company shall enter into a second investment advance agreement (the “Second Investment Advance Agreement”) pursuant to which:

(i)
On or before August 15, 2017, the Investor shall ensure there are investment funds of at least RMB 1,200,000,000 (in words: Renminbi one billion, two hundred million yuan) (“1.2B Escrow Fund”) in the Escrow Account owned by the Investor. For the avoidance of doubt, the 1.2B Escrow Fund shall be separate from, and in addition to, the 3.3B Escrow Fund set forth in Article 3 and also shall not include the Remaining First Investment Advance transferred into the account of the Target Company pursuant to the aforesaid Article 4.1;

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(ii)
Based on the review of relevant operational plans and financial budget submitted by the management to the board of the Target Company, and pursuant to the actual operation needs of the Target Company as determined unanimously by all members of the board of the Target Company, the Investor agrees to transfer the 1.2B Escrow Account Fund to the Controlled Account of the Target Company in two (2) installments, with each installment of RMB 600,000,000 (in words: RMB six hundred million yuan). The Parties agree to procure their respectively appointed directors to approve and pass the resolution of the board as mentioned under this item (ii) in the best interests of the Company and shall approve any such funding of the reasonable business needs of the Target Company.

4.3
Except as otherwise provided herein, in the event of termination of the Investment Agreement, the Target Company shall repay to the Investor the already transferred Remaining First Investment Advance as well as all or part of the 1.2B Escrow Fund pursuant to Article 10 of the Investment Agreement. If the termination of the Investment Agreement results from the sole breach of the Investor after the effective date of this MOU (including performance failure before stated cutoff dates):

(i)
the Target Company shall first have the right to request to further transfer all the remaining amount of the 1.2B Escrow Fund which has not been transferred, and the Investor shall execute required documents and go through necessary procedures to complete the transfer;

(ii)
second, at the sole discretion of the Existing Shareholders, (A) all amounts of the Investment Advance already transferred by the Investor to the Target Company in accordance with the Article 2.4 of the Investment Agreement and Article 4.1 of this MOU, and (B) all or part of the 1.2B Escrow Fund transferred by the Investor to the Target Company in accordance with this MOU and Second Investment Advance Agreement, shall be converted into the equity interest of the Target Company held by the Investor.

For the avoidance of doubt, the aggregated amount of the Investment Advance and 1.2B Escrow Fund that shall be converted as the Target Company’s equity interests as mentioned in item (A) and (B) above may be up to, hut shall not exceed, RMB2,200,000,000 (in words: RMB two billion two hundred million yuan). To the extent converted, such amount shall be converted as soon as possible based upon the pre-investment valuation currently provided in the Investment Agreement, and the Investor shall have the right to appoint one Director upon such conversion. The Parties agree that all provisions of the AOA requiring unanimous approval by the Directors of the Target Company shall be revised to provide for two-thirds approval, other than as may be required by law.
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4.4
The Parties agree that the restrictions on the Target Company’s use of the Investment Advance (including but not limited to Article 2.3 and Article 2.4 of the Investment Agreement) shall also apply to the 1.2B Escrow Fund, of which the funds shall be used by the Target Company only if agreed upon by the Investor and the Existing Shareholders, provided that, the Investor shall not object to the reasonable use of funds if for the business needs of the Target Company.

5.	Second Bidding of Chery Equity Transfer

5.1
The parties agree that with respect to the Chery Equity Transfer (as defined in the Investment Agreement), Wuhu Chery shall apply to the competent SASAC or any competent entity authorized by SASAC for re-approval (if necessary), and shall apply to the Exchange House (as defined in the Investment Agreement) for the second bidding on or before the bid date to be determined in accordance with this Article by the Parties (the “Bid Date”). The Bid Date shall be determined through friendly consultation among the Existing Shareholders and the Investor on or before October 15, 2017, and if no such date is finally agreed until October 15, 2017, the Bid Date shall be a date during the week starting November 13, 2017.

5.2
The Parties further agree that if Wuhu Chery fails to initiate the process of the listing and bidding of Chery Equity on or before the Bid Date or there is no successful listing or bidding of Chery Equity for whatever reason, the Parties shall switch to the previous investment structure as agreed by the Parties in the Investment Agreement (before as amended by the Amendment Agreement), and the long-stop date set forth in Section 3.3.3 shall be extended accordingly to June 30, 2018 and the deadline of December 31, 2017 for failure to complete the Chery Equity Transfer after the Investor has become the successful bidder set forth in Section 2.5.3(v) shall be extended accordingly to March 31, 2018.

6.	Purchase of Qoros Vehicles

On or before August 21, 2017, the Investor (or a party designated by the Investor and acceptable to the Parties, the “Purchaser”) and the Target Company shall enter into an agreement for the purchase of 15,000 Qoros vehicles (the “Vehicle Purchase Agreement”). Unless otherwise agreed by the Target Company and the Purchaser; the Vehicle Purchase Agreement shall provide for:
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6.1	the purchase by the Investor (or such Designated Purchaser) of 15,000 vehicles from the Target Company to be delivered on or prior to December 31, 2017;

6.2
the purchase price for such vehicles (the “Vehicle Purchase Price”) will be the wholesale price of which the exact price will be determined in good faith and by mutual consent between the Purchaser and the Target Company;

6.3
the Purchaser shall pay a deposit of 25% of the total Vehicle Purchase Price within five (5) Business Days of the date of the Vehicle Purchase Agreement. Based upon the manufacturing progress of the vehicles, the Purchaser will further transfer 25% of the total Vehicle Purchase Price (together with the initial 25% deposit, the “50% Deposit”) on or before, but in no event later than, October 31, 2017 and the details of the business terms will be determined by further discussions between the Purchaser and the Target Company. The Parties agree that the funds paid by the Purchaser under this Article 6.3 shall solely be used for relevant production and operation activities conducted by the Target Company in respect of the 15,000 vehicles;

6.4	the Purchaser shall pay all the remaining amounts of the Vehicle Purchase Price upon the completion of the delivery of any such vehicles pursuant to the Vehicle Purchase Agreement; and

6.5
such vehicle purchases mentioned under this Article 6 shall be in addition to, and separate from, the undertaking by the Investor set forth in Article 6.5 of the Investment Agreement, provided that the number of vehicles to be ordered in 2018 shall be reduced to 95,000 vehicles.

7.	Investment Structure Adjustment

7.1
The Parties agree that the Target Company and Wuhu Chery (or its affiliate) shall further discuss about the matters and arrangements with respect to emission compliance and credit compliance according to the relevant circular on the management on the emission and CAFC credits of enterprise-owned passenger vehicles and the credits of new energy vehicles to be issued by Ministry of Industry and Information Technology. For the aforesaid purpose, the Parties may adjust the investment structure such that after the completion of this Investment and the Registered Capital Increase, the percentage of equity interest held by Wuhu Chery in the Target Company shall be 25% (instead of 24.5% as currently provided under the Investment Agreement).

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7.2
The Parties further agree that the pre-investment valuation, the percentage of the equity interest to be held by the Investor in the Target Company upon completion of this Investment (51%) and the arrangements for Transitional Period currently provided in the Investment Agreement remain unchanged, and the Parties agree to cooperate and provide necessary assistance after the execution of the Second Amendment Agreement so that the Investor will be entitled to further participate in the Target Company’s daily operation and management during the Transitional Period. Any such adjustment to the investment structure, if agreed by the Parties, would not change the essence of this deal and the Parties will adjust relevant transaction documents to reflect the aforesaid changes.

8.
This MOU shall constitute an integral part of the Investment Agreement, subject to the entering into of the Second Amendment to the Investment Agreement. Save for the express amendments and modifications contained herein, all the provisions of the Investment Agreement shall remain in full force and effect. In the event of any inconsistency between the provisions of this MOU and the Investment Agreement, the provisions of this MOU shall prevail.

9.
This MOU is executed in Chinese and English languages. Each language version shall be executed in ten (10) counterparts. Each Party holds one (1) counterpart. Each counterpart has the equal legal effect.

10.	This MOU shall take effect upon due execution by each Party hereto.
7

[Signature Page to the Memorandum of Understanding Regarding the Second Amendment to the Investment Agreement in respect of Qoros Automotive Co., Ltd.]

Hangzhou Chengmao Investment Co., Ltd. (Seal)

Sign by the legal representative or authorized representative:

Wuhu Chery Automobile Investment Company (Seal)

Sign by the legal representative or authorized representative:

Quantum (2007) LLC

Sign by the legal representative or authorized representative:
Title:

Qoros Automotive Co., Ltd. (Seal)

Sign by the legal representative or authorized representative:

[Signature Page to the Memorandum of Understanding Regarding the Second Amendment to the Investment Agreement in respect of Qoros Automotive Co., Ltd.]

Hangzhou Chengmao Investment Co., Ltd. (Seal)

Sign by the legal representative or authorized representative:

Wuhu Chery Automobile Investment Company (Seal)

Sign by the legal representative or authorized representative:

Quantum (2007) LLC

Sign by the legal representative or authorized representative:
Title:

Qoros Automotive Co., Ltd. (Seal)

Sign by the legal representative or authorized representative:

[Signature Page to the Memorandum of Understanding Regarding the Second Amendment to the Investment Agreement in respect of Qoros Automotive Co., Ltd.]

Hangzhou Chengmao Investment Co., Ltd. (Seal)

Sign by the legal representative or authorized representative:

Wuhu Chery Automobile Investment Company (Seal)

Sign by the legal representative or authorized representative:

Quantum (2007) LLC

Sign by the legal representative or authorized representative:
Title:

Qoros Automotive Co., Ltd. (Seal)

Sign by the legal representative or authorized representative:

[Signature Page to the Memorandum of Understanding Regarding the Second Amendment to the Investment Agreement in respect of Qoros Automotive Co., Ltd.]

Hangzhou Chengmao Investment Co., Ltd. (Seal)

Sign by the legal representative or authorized representative:

Wuhu Chery Automobile Investment Company (Seal)

Sign by the legal representative or authorized representative:

Quantum (2007) LLC

Sign by the legal representative or authorized representative:
Title:

Qoros Automotive Co., Ltd. (Seal)

Sign by the legal representative or authorized representative:

Second Amendment to the Investment Agreement

among

Hangzhou Chengmao Investment Co., Ltd.

and

Wuhu Chery Automobile Investment Company Limited

Quantum (2007) LLC

Qoros Automotive Co., Ltd.

in respect of

Qoros Automotive Co., Ltd.

September       , 2017

SECOND AMENDMENT TO THE INVESTMENT AGREEMENT

This Second Amendment to the Investment Agreement (this “Second Amendment Agreement”) in respect of Qoros Automotive Co., Ltd. is entered into in the PRC on this September   , 2017 by and among:

(1)
Hangzhou Chengmao Investment Co., Ltd., a company organized and validly existing under the laws of China, with its registered address at Room 316, Building 9, 588 Feijiatang Road, Xiacheng District, Hangzhou City, Zhejiang Province, the PRC (hereinafter referred to as the “Investor” or “Party A”);

(2)
Wuhu Chery Automobile Investment Company Limited, a company organized and validly existing under the laws of China, with its registered address at 8 Changchun Road, Wuhu Economic and Technological Development Zone, Anhui Province, holding 50% equity interest in Qoros Automotive Co., Ltd. as of the date hereof (hereinafter referred to as “Wuhu Chery” or “Party B”);

(3)
Quantum (2007) LLC, a company organized and validly existing under the laws of State of Delaware, the United States of America, with its registered address at 16192 Coastal Highway Lewes Delaware 19958 USA, holding 50% equity interest in Qoros Automotive Co., Ltd. as of the date hereof (hereinafter referred to as “Quantum” or “Party C”; together with Wuhu Chery, the “Existing Shareholders”); and

(4)
Qoros Automotive Co., Ltd., a company organized and validly existing under the laws of China, with its registered address at 1 Tongda Road, Changshu Economic & Technological Development Zone, Jiangsu Province (hereinafter referred to as “Party D”, the “Target Company” or “Qoros Automotive”).

The parties hereto may be referred to collectively as the “Parties”, and a “Party”, individually.

Whereas:

(1)
The Parties entered into that certain Investment Agreement on May 23, 2017 (the “Investment Agreement”), in respect of an investment by the Investor into the Target Company in accordance with terms and conditions set forth therein.

(2)
The Parties entered into that certain Amendment to the Investment Agreement on July 12, 2017 (the “First Amendment Agreement”), in respect of an amendment to the Investment Agreement in accordance with terms and conditions set forth therein.

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(3)
The Investor and the Target Company entered into that certain Investment Advance Agreement on June 13, 2017 (the “First Investment Advance Agreement”) pursuant to which the Investor shall provide an investment advance of an amount of RMB 500 million (the “Initial Investment Advance”) to the Target Company upon satisfaction of certain conditions set forth therein.

(4)	The Parties entered into that certain binding Memorandum of Understanding regarding the Second Amendment to the Investment Agreement on August 8, 2017 (the “MOU”).

(5)
On       , 2017, the Investor and the Target Company entered into that certain second investment advance agreement (the “Second Investment Advance Agreement”), pursuant to which the Investor shall provide an investment advance of an amount of at least RMB 1.2 billion to the Target Company upon satisfaction of certain conditions set forth therein.

(6)
The Parties wish to enter into this Second Amendment Agreement to set out their understanding in relation to the alternative solution to certain investment structure under the Investment Agreement and amend the Investment Agreement and the First Amendment Agreement in accordance with the terms and conditions herein.

THE PARTIES NOW AGREE as follows:

1.	Definitions

1.1 The following new definitions are added to Section 1.1 of the Investment Agreement:

“Transaction Documents” means any other agreements and documents signed by the Parties for the purpose of completion of this Investment, including but not limited to the Investment Agreement, the First Investment Agreement, the Second Amendment Agreement, the First Investment Advance Agreement, the Second Investment Advance Agreement, the AOA, the JVC and etc.

1.2 Unless otherwise defined herein, capitalized terms used but not defined herein shall have the same meaning ascribed to them in the Investment Agreement and the First Amendment Agreement.

2.	Article 2.3(c) of the Investment Agreement shall be in its entirety be replaced by the following:

(i)
On or before August 29, 2017, the Investor agrees to transfer any additional amount into the Escrow Account (defined below) so that there will be an amount of RMB 3,315,340,000 (Three Billion Three Hundred and Fifteen Million Three Hundred and Forty Thousand) (“3.3B  Escrow Fund”) in the Escrow Accounts, so as to secure the performance of the Investor’s obligations under the Investment Agreement with respect to the payment of the Equity Transfer Price.

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(ii)
The Parties further agree that in addition to the escrow account opened under the name of the Investor, the Investor may also transfer the above-mentioned 3.3B Escrow Fund into one or several escrow accounts (the “Escrow Accounts”) set up under the name of the Investor and/or the affiliate of the Investor which have been agreed by the other Parties in advance.

(iii)
Such Escrow Accounts shall be set up in accordance with, and any such transfers of 3.3B Escrow Fund into other escrow accounts as well as the termination of escrow arrangement for each Escrow Account, shall be respectively subject to, the escrow agreement(s) executed among and by Wuhu Chery, Quantum, the Investor and/or the affiliate of the Investor and each escrow bank (if applicable) providing for the terms of such escrow, including:

(a)	the release of 3.3B Escrow Fund shall only occur pursuant to the terms of the Investment Agreement, the First Amendment Agreement and the Second Amendment Agreement; and

(b)
direct rights for the Existing Shareholders to require the owner of the Escrow Accounts (the Investor and/or any such affiliate) to apply to the bank for transferring full or partial amount of 3.3B Escrow Fund in accordance with relevant terms of the payment of the Equity Transfer Price under the Investment Agreement. Each Existing Shareholders agrees to provide all necessary cooperation with the Investor on the partial or complete release of 3.3B Escrow Fund from the Escrow Account for the purpose of the payment of its respective transfer price.

3.	Article 2.4 of the Amendment Agreement shall be in its entirety be replaced by the following:

2.4.1	First Investment Advance

The Parties hereby acknowledge, confirm and agree that:

(i)
the following conditions as described in Article 2.4 of the Investment Agreement have been satisfied: (A) relevant matters under Articles 2.3 (a) and (b) of the Investment Agreement have been completed; and (B) the Cooperator Meeting Minutes has been approved by the Investor, and the unconditional termination with the Cooperator in the form of Memorandum on Termination of Agreement, entered into by and among the Cooperator, Wuhu Chery Automobile Investment Co., Ltd., Quantum and Qoros Automotive has been completed and the Investor has received a copy of such Memorandum on Termination of Agreement, each in accordance with Article 2.2 of the Investment Agreement;

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(ii)
the Investor has remitted RMB 500,000,000 (in words: RMB five hundred million yuan) from the Escrow Account to the Controlled Account of the Target Company in accordance with Article 2.4 of the Investment Agreement and Article 4.2(1) and Article 4.2(2) of the First Investment Advance Agreement;

(iii)
The Investor has further transferred RMB 500,000,000 (in words: RMB five hundred million yuan) from the Escrow Account to the Controlled Account of the Target Company on August 18, 2017 (the “Remaining First Investment Advance”); and

(iv)
All the funds transferred by the Investor to the Controlled Account of the Target Company under the items (ii) and (iii) of this Article 2.4.1 are collectively referred to as the first investment advance (the “First Investment Advance”). In addition to the restriction on the Target Company’s use of the First Investment Advance provided in Article 2.3 of the Investment Agreement, the First Investment Advance shall not be used for the purpose of equity investment by the Target Company. The utilization of such funds by the Target Company shall be in compliance with its management and operation requirements and only be allowed with unanimous consent by the Investor and the Existing Shareholders, however, the Investor shall not object to any reasonable use of such funds by the Target Company if for such purposes for its ordinary course of business.

2.4.2	Second Investment Advance

(i)
Pursuant to the Second Investment Advance Agreement, as of the date of this Second Amendment, the Investor ensures that there are investment funds of an amount of RMB 1,200,000,000 (in words: Renminbi one billion, two hundred million yuan) (the “Second Investment Advance”) in the Escrow Account owned by the Investor. For the avoidance of doubt, the Second Investment Advance shall be separate from, and in addition to, the 3.3B Escrow Fund set forth in Article 2.3(c) and also shall not include the Remaining First Investment Advance transferred into the Controlled Account of the Target Company; and

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(ii)
Based on the review of relevant operational plans and financial budget submitted by the management to the board of the Target Company, and pursuant to the actual operation needs of the Target Company as determined unanimously by all members of the board of the Target Company, the Investor agrees to transfer the Second Investment Advance to the Controlled Account of the Target Company in two (2) installments, with each installment of RMB 600,000,000 (in words: RMB six hundred million yuan). The Parties agree to procure their respectively appointed directors to approve and pass the resolution of the board as mentioned under this item (ii) in the best interests of the Company and shall approve any such funding of the reasonable business needs of the Target Company.

(iii)
Any funds actually transferred by the Investor or its designated third party to the Target Company under this Article 2.4.1 and Article 2.4.2. are collectively referred to as the investment advance (the “Investment Advance”). The Parties agree that the restrictions on the Target Company’s use of the First Investment Advance shall also apply to the Second Investment Advance, of which the funds shall be used by the Target Company only if agreed upon by the Investor and the Existing Shareholders, provided that, the Investor shall not object to the reasonable use of funds if for the business needs of the Target Company.

2.4.3	The Existing Shareholders have completed the due diligence on the Investor and are satisfied with the result of such due diligence.

4.	Section 2.5.3 of the Investment Agreement

2.5.3	Chery Equity Transfer:

(i)
The Existing Shareholders and the Investor agree that with respect to the Chery Equity Transfer, Wuhu Chery shall apply to the competent SASAC or any competent entity authorized by SASAC for re-approval (if necessary), and shall apply to the Exchange House for the second bidding (the “Second Bidding”) on or before the bid date to be determined in accordance with this Article by the Existing Shareholders and the Investor (the “Bid Date”). The Bid Date shall be determined through friendly consultation among the Existing Shareholders and the Investor on or before October 15, 2017, and if no such date is finally agreed until October 15, 2017, the Bid Date shall be a date during the week starting November 13, 2017.

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(ii)
The Parties acknowledge and agree that Section 2.5.3 (iii) to Section 2.5.3 (v) of the Investment Agreement shall be applicable to the Second Bidding and be incorporated herein by reference in this Second Amendment Agreement except that the deadline of December 31, 2017 for failure to complete the Chery Equity Transfer after the Investor has become the successful bidder set forth in Section 2.5.3(v) of the Investment Agreement shall be extended accordingly to March 31, 2018.

5.	Section 2.5.4 of the Amendment Agreement shall be in its entirety be replaced by the following:

Consequence of the Failure of the Investor to be the Final Buyer:

If Chery fails to initiate the process of the listing and bidding of Chery Equity on or before the Bid Date or the Second Bidding is not successful for whatever reason (there is no successful bidder for the Second Bidding that becomes the ultimate buyer), the Parties shall switch to the previous investment structure as agreed by the Parties in this Agreement (before as amended by the First Amendment Agreement and this Second Amendment Agreement) whereby (a) the Target Company shall first reduce its registered capital from RMB 10,425,480,000 to RMB 6,500,000,000 (“Capital Reduction”) after which Wuhu Chery and Quantum will respectively continue to hold 50% of the equity interest in the Target Company; and (b) subsequently the Investor shall contribute RMB 6,766,000,000 in cash to subscribe for the increased registered capital of the Target Company, which equals to RMB 6,766,000,000; and the Long Stop Date set forth in Section 3.3.3 shall be extended to June 30, 2018. If the Investor fails to become the final buyer of Chery Equity following the completion of the bidding process at the Exchange House, either Quantum or the Investor may terminate the Quantum Equity Transfer Agreement without bearing any breach liability arising therefrom (and if the failure of the Investor to be the final buyer of Chery Equity is result from the breach by the Investor of the Investment Agreement, the Investor shall not be entitled to terminate the Quantum Equity Transfer Agreement). Upon termination of the Quantum Equity Transfer Agreement, any Party shall have the right to terminate the Investment Agreement, the First Amendment Agreement and this Second Amendment Agreement with a written notice to the other Parties, but such termination shall not affect the accrued rights or liabilities of a Party under Article 10.3 of the Investment Agreement.

6.	Section 3.3.3 of the Investment Agreement:

The Parties agree that the Long Stop Date set forth in Section 3.3.3 of the Investment Agreement shall be extended from December 31, 2017 to March 31, 2018.
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7.	Article 6.5 of the Investment Agreement shall be in its entirety be replaced by the following:

6.5.1
As of the date of this Second Amendment Agreement, the Investor (or a party designated by the Investor and acceptable to the Parties, the “Purchaser”) and the Target Company shall enter into an agreement for the purchase of 15,000 Qoros vehicles (the “Vehicle Purchase Agreement”). Unless otherwise agreed by the Target Company and the Purchaser, the Vehicle Purchase Agreement shall provide for:

(i)
the Purchaser shall pay a deposit of 25% of the total Vehicle Purchase Price within five (5) Business Days of the date of the Vehicle Purchase Agreement. Based upon the manufacturing progress of the vehicles, the Purchaser will further transfer 25% of the total Vehicle Purchase Price (together with the initial 25% deposit, the “50% Deposit”) on or before, but in no event later than, October 31, 2017 and the details of the business terms will be determined by further discussions between the Purchaser and the Target Company. The Parties agree that the funds paid by the Purchaser under this Article 6.3 shall solely be used for relevant production and operation activities conducted by the Target Company in respect of the 15,000 vehicles;

(ii)	the Purchaser shall pay all the remaining amounts of the Vehicle Purchase Price upon the completion of the delivery of any such vehicles pursuant to the Vehicle Purchase Agreement; and

(iii)
such vehicle purchases mentioned under this Article 6 shall be in addition to, and separate from, the undertaking by the Investor set forth in Article 6.5 of the Investment Agreement, provided that the number of vehicles to be ordered in 2018 shall be reduced to 95,000 vehicles.

6.5.2
The Investor hereby undertakes that upon completion of the transaction contemplated hereunder, between 2018 and 2020, each year, it shall provide Qoros Automobile with orders for 100,000 vehicles, to push a further expansion of the domestic market of Qoros Automobile and to make best efforts to realize the initial public offering of Qoros Automobile as early as possible. Notwithstanding the foregoing provision, subject to the entry of the Vehicle Purchase Agreement, the Parties agree that the number of the vehicles to be ordered in 2018 by the Investor set forth in Article 6.5 of the Investment Agreement shall be reduced to 95,000 vehicles.

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8.	Article 10.3 of the Investment Agreement shall be in its entirety be replaced by the following:

After the termination of this Agreement in accordance with the provisions above:

(1)	the Parties will no longer have any right or obligation under this Agreement, except for the rights and obligations accrued prior to the rescission hereof;

(2)
The Target Company shall immediately when possible and no later than one (1) year after the rescission of this Agreement repay to the Investor all the First Investment Advance and all or part of the Second Investment Advance which has been actually paid plus interest calculated at the rate for one-year loan for the same period of time (fiom the date when such amount is paid to the account of the Target Company). The Existing Shareholders agree to immediately terminate the escrow arrangements regarding the Escrow Accounts and the Investor agrees to immediately terminate its control on the Controlled Account. For the avoidance of doubt, repayment of the Investment Advance shall take precedence over the repayment of shareholder loans from the Existing Shareholders, and no part of the shareholder loans of the Target Company from the Existing Shareholders then outstanding shall in any way be repaid prior to the full repayment of the Investment Advance. Further, in the event that Quantum has already appointed one director nominated by the Investor following Article 2.3(a) of the Investment Agreement, Quantum shall have the right to remove the director previously nominated by the Investor.

If the termination of the Investment Agreement results from the sole breach of the Investor after the effectiveness date of the MOU (including performance failure before stated cutoff dates):

(i)
the Target Company shall first have the right to request to further transfer all the remaining amount of the Second Investment Advance which has not been transferred, and the Investor shall execute required documents and go through necessary procedures to complete the transfer;

(ii)
second, at the sole discretion of the Existing Shareholders, (A) all amounts of the First Investment Advance already transferred by the Investor to the Target Company in accordance with Article 2.4.1 of the Investment Agreement, and (B) all or part of the Second Investment Advance transferred by the Investor to the Target Company, shall be converted into the equity interest of the Target Company held by the Investor.

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For the avoidance of doubt, the aggregated amount of the First Investment Advance and Second Investment Advance that shall be converted as the Target Company’s equity interests as mentioned in item (A) and (B) above may be up to, but shall not exceed, RMB 2,200,000,000 (in words: RMB two billion two hundred million yuan). To the extent converted, such amount shall be converted as soon as possible based upon the Pre-Money Valuation currently provided in the Investment Agreement, and the Investor shall have the right to appoint one Director upon such conversion. The Parties agree that all provisions of the AOA requiring ‘unanimous approval by the Directors of the Target Company shall be revised to provide for two-thirds approval, other than as may be required by law.

(3)
Subject to the provisions of the above sub-section (2), the Existing Shareholders may replace the financial staff appointed by the Investor in accordance with Article 5.2 of the Investment Agreement and the research and development, manufacturing, procurement, sales staff and etc. The Investor shall immediately withdraw such staff and shall not appoint any staff to the Target Company in any manner.

9.	Investment Structure Adjustment

(1)
After the Ministry of Industry and Information Technology has issued the relevant circular on the management on the emission and CAFC credits of enterprise-owned passenger vehicles and the credits of new energy vehicles, the Parties agree that the Target Company and Wuhu Chery (or its affiliate) shall further discuss about the matters and arrangements with respect to emission compliance and credit compliance in connection therewith. For the aforesaid purpose, the Parties may adjust the investment structure provided in the Investment Agreement such that after the completion of this Investment and the Registered Capital Increase, the percentage of equity interest held by Wuhu Chery in the Target Company shall be 25%.

(2)
The Parties further agree that the pre-investment valuation, the percentage of the equity interest to be held by the Investor in the Target Company upon completion of this Investment (51%) and the arrangements for Transitional Period currently provided in the Investment Agreement remain unchanged, and the Parties agree to cooperate and provide necessary assistance after the execution of the Second Amendment Agreement so that the Investor will be entitled to further participate in the Target Company’s daily operation and management during the Transitional Period. Any such adjustment to the investment structure, if agreed by the Parties, would not change the essence of this deal and the Parties will adjust relevant Transaction Documents to reflect the aforesaid changes.

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10.
This Second Amendment Agreement shall constitute an integral part of the Investment Agreement. Save for the express amendments and modifications contained herein, all the provisions in the Investment Agreement and the First Amendment Agreement shall remain in full force and effect. In the event of any inconsistency between the provisions of this Second Amendment Agreement and the First Amendment Agreement, or between the provisions of this Second Amendment and the Investment Agreement, the provisions of this Second Amendment Agreement shall prevail.

11.
This Second Amendment Agreement is executed in Chinese and English languages. Each language version shall be executed in ten (10) counterparts. Each Party holds one (1) counterpart. Each counterpart has the equal legal effect.

[Intentionally Left Blank]
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[Signature Page to the Second Amendment to the Investment Agreement in respect of Qoros Automotive Co., Ltd.]

Hangzhou Chengmao Investment Co., Ltd. (Seal)

Sign by the legal representative or authorized representative:

Wuhu Chery Automobile Investment Company (Seal)

Sign by the legal representative or authorized representative:

Quantum(2007) LLC

Sign by the legal representative or authorized representative:
Title:

Qoros Automotive Co., Ltd. (Seal)

Sign by the legal representative or authorized representative:

[Signature Page to the Second Amendment to the Investment Agreement in respect of Qoros Automotive Co., Ltd.]

Hangzhou Chengmao Investment Co., Ltd. (Seal)

Sign by the legal representative or authorized representative:

Wuhu Chery Automobile Investment Company (Seal)

Sign by the legal representative or authorized representative:

Quantum(2007) LLC

Sign by the legal representative or authorized representative:
Title:

Qoros Automotive Co., Ltd. (Seal)

Sign by the legal representative or authorized representative:

[Signature Page to the Second Amendment to the Investment Agreement in respect of Qoros Automotive Co., Ltd.]

Hangzhou Chengmao Investment Co., Ltd. (Seal)

Sign by the legal representative or authorized representative:

Wuhu Chery Automobile Investment Company (Seal)

Sign by the legal representative or authorized representative:

Quantum(2007) LLC

Sign by the legal representative or authorized representative:
Title: MANAGER

Qoros Automotive Co., Ltd. (Seal)

Sign by the legal representative or authorized representative:

[Signature Page to the Second Amendment to the Investment Agreement in respect of Qoros Automotive Co., Ltd.]

Hangzhou Chengmao Investment Co., Ltd. (Seal)

Sign by the legal representative or authorized representative:

Wuhu Chery Automobile Investment Company (Seal)

Sign by the legal representative or authorized representative:

Quantum(2007) LLC

Sign by the legal representative or authorized representative:
Title:

Qoros Automotive Co., Ltd. (Seal)

Sign by the legal representative or authorized representative:

Third Amendment to the Investment Agreement

among

Hangzhou Chengmao Investment Co., Ltd.

and

Wuhu Chery Automobile Investment Company Limited

Quantum (2007) LLC

Qoros Automotive Co., Ltd.

in respect of

Qoros Automotive Co., Ltd.

November 8, 2017

THIRD AMENDMENT TO THE INVESTMENT AGREEMENT

This Third Amendment to the Investment Agreement (this “Third Amendment Agreement”) in respect of Qoros Automotive Co., Ltd. is entered into in the PRC on this November 8, 2017 by and among:

(1)
Hangzhou Chengmao Investment Co., Ltd., a company organized and validly existing under the laws of China, with its registered address at Room 316, Building 9, 588 Feijiatang Road, Xiacheng District, Hangzhou City, Zhejiang Province, the PRC (hereinafter referred to as the “Investor”);

(2)
Wuhu Chery Automobile Investment Company Limited, a company organized and validly existing under the laws of China, with its registered address at 8 Changchun Road, Wuhu Economic and Technological Development Zone, Anhui Province, holding 50% equity interest in Qoros Automotive Co., Ltd. as of the date hereof (hereinafter referred to as “Wuhu Chery”);

(3)
Quantum (2007) LLC, a company organized and validly existing under the laws of State of Delaware, the United States of America, with its registered address at 16192 Coastal Highway Lewes Delaware 19958 USA, holding 50% equity interest in Qoros Automotive Co., Ltd. as of the date hereof (hereinafter referred to as “Quantum”); and

(4)
Qoros Automotive Co., Ltd., a company organized and validly existing under the laws of China, with its registered address at 1 Tongda Road, Changshu Economic & Technological Development Zone, Jiangsu Province (hereinafter referred to as “Qoros Automotive” or “Target Company”).

The parties hereto may be referred to collectively as the “Parties”, and a “Party”, individually.

Whereas:

(1)
The Parties entered into that certain Investment Agreement on May 23, 2017, as amended by the Amendment to the Investment Agreement on July 12, 2017, the Second Amendment to the Investment Agreement on September 25, 2017, in respect of an investment by the Investor into Qoros Automotive in accordance with terms and conditions set forth therein (the “Initial Investment Agreement”, together with this Third Amendment Agreement, the “Investment Agreement”).

(2)
The Investor and Qoros Automotive entered into that certain Investment Advance Agreement on June 13, 2017 and that certain Second Investment Advance Agreement on August 14, 2017, pursuant to which the Investor (i) has provided an investment advance of a total amount of RMB 1 billion to Qoros Automotive (the “First Investment Advance”) and (ii) shall provide an investment advance of an amount of RMB 1.2 billion (the “Second Investment Advance”) to Qoros Automotive upon satisfaction of certain conditions set forth therein.

1

NOW THREFORE, in consideration of the foregoing recitals, which are incorporated herein, and the mutual intention of the Parties to set forth their understanding in relation to the amendment to the investment structure contemplated under the Initial Investment Agreement, the Parties agree as follows:

1.	Definitions

Unless otherwise defined herein, capitalized terms used but not defined herein shall have the same meaning ascribed to them in the Initial Investment Agreement.

2.	Section 2.5.2(i) of the Initial Investment Agreement

2.5.2 Quantum Equity Transfer

The Parties agree that (i) the definition of Quantum Equity in the Initial Investment Agreement shall be amended in such way that the equity interest in Qoros Automotive proposed to be transferred by Quantum is the one representing 26% of the total registered capital of Qoros Automotive; (ii) the Quantum Transfer Price shall be adjusted to RMB 1,690,000,000; and (iii) the Investor and Quantum shall enter into the Quantum Equity Transfer Agreement in the form set forth in Appendix I attached hereto.

3.	Section 2.5.3(i) of the Initial Investment Agreement

2.5.3 Chery Equity Transfer

With respect to the Chery Equity Transfer, Wuhu Chery shall apply to the competent SASAC or any competent entity authorized by SASAC for re-approval for the Second Bidding before November 17, 2017, and shall apply to the Exchange House for the Second Bidding on November 17, 2017. The Parties agree that (i) the definition of Chery Equity in the Initial Investment Agreement shall be amended in such way that the equity interest in Qoros Automotive proposed to be transferred by Wuhu Chery is the one representing 25% of the total registered capital of Qoros Automotive; and (ii) the base listing price in the public announcement for Chery Equity Transfer proposed by Wuhu Chery at the Exchange House shall be no higher than RMB 1,630,000,000.

2

4.	Section 2.5.4 of the Initial Investment Agreement shall be in its entirety be replaced by the following:

Consequence of the Failure of the Investor to be the Final Buyer.

If Chery fails to initiate the process of the listing and bidding of Chery Equity on or before the Bid Date or the Second Bidding is not successful (the Investor registers and participates in the bidding procedure to bid for Chery Equity in accordance with the applicable regulations and rules, but there is no successful bidder for the Second Bidding that becomes the ultimate buyer), the Parties shall switch to the previous investment structure as agreed by the Parties in this Agreement (before as amended by the First Amendment Agreement and this Second Amendment Agreement) whereby (a) the Target Company shall first reduce its registered capital from RMB 10,425,480,000 to RMB 6,500,000,000 (“Capital Reduction”) after which Wuhu Chery and Quantum will respectively continue to hold 50% of the equity interest in the Target Company; (b) subsequently the Investor shall contribute RMB 6,500,000,000 in cash to subscribe for the increased registered capital of the Target Company, which equals to RMB 6,500,000,000; and (c) simultaneously with (b) the Investor shall acquire from Quantum 1% of the equity interest of the Target Company at the price of RMB 130,000,000; and the Long Stop Date set forth in Section 3.3.3 shall be extended to June 30, 2018. If the Investor fails to become the final buyer of Chery Equity following the completion of the bidding process at the Exchange House, either Quantum or the Investor may terminate the Quantum Equity Transfer Agreement without bearing any breach liability arising therefrom (and if the failure of the Investor to be the final buyer of Chery Equity is result from the breach by the Investor of the Investment Agreement, the Investor shall not be entitled to terminate the Quantum Equity Transfer Agreement). Upon termination of the Quantum Equity Transfer Agreement, any Party shall have the right to terminate the Initial Investment Agreement and this Third Amendment Agreement with a written notice to the other Parties, but such termination shall not affect the accrued rights or liabilities of a Party under Article 10.3 of the Investment Agreement.

5.	Section 2.6.1 of the Initial Investment Agreement shall be in its entirety be replaced by the following:

Within three months after the occurrence of the Equity Transfer Closings, the Target Company shall have its registered capital increased by RMB 6,500,000,000 (the “Registered Capital Increase”), and (i) the Investor agrees to contribute RMB 3,315,000,000 (“Investor Capital Increase Price”) to subscribe for 51% of the aforesaid increased registered capital in cash and/or convertible loans (as set forth in Section 2.6.2); (ii) Quantum shall contribute RMB 1,560,000,000 in cash and/or convertible loans (“Quantum Capital Increase Price”) to subscribe for 24% of the aforesaid increased registered capital; and (iii) Wuhu Chery shall contribute RMB 1,625,000,000 in cash and/or convertible loans (as set forth in Section 2.6.2) with the full purchase price for the Chery Equity Transfer to subscribe for 25% of the aforesaid increased registered capital.
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6.	Section 2.6.2 of the Initial Investment Agreement shall be in its entirety be replaced by the following:

Notwithstanding any terms in this Article 2.6, the Investor and the Existing Shareholders agree that upon the occurrence of the Equity Transfer Closings, the Parties shall respectively provide, simultaneously and in proportion to their then shareholding percentages to be contemplated upon the Equity Transfer Closings, Quantum Capital Increase Price, the Chery Transfer Price and Investor Capital Increase Price, each in the form of a shareholder loan free of interests and free from Encumbrances, to the Target Company, provided that each of such loans shall be convertible into equity interest in the Target Company as agreed by the Investor and the Existing Shareholders. For the avoidance of doubt, the Parties agree that any remaining amounts in respect of the Quantum Transfer Price after the provision of such shareholder loan by Quantum shall not be subject to any further limitation or restriction under the Investment Agreement. For the avoidance of doubt, the First Investment Advance which has been transferred to the Target Company by the Investor and any or all of the Second Investment Advance actually transferred to the Target Company by the Investor on or before the Equity Transfer Closings shall be considered as part of the Investor Capital Increase Price, without double counting.

7.	Section 2.6.4 of the Initial Investment Agreement shall be in its entirety be replaced by the following:

Upon the completion of the Registered Capital Increase, the total registered capital of the Target Company shall be RMB 16,925,480,000, the Investor shall hold RMB 8,631,994,800 registered capital of the Target Company, representing 51% equity interest in the Target Company, Wuhu Chery shall hold RMB 4,231,370,000 registered capital of the Target Company, representing 25% equity interest in the Target Company, and Quantum shall hold RMB 4,062,115,200 registered capital of the Target Company, each representing 24% equity interest in the Target Company. All the shareholders shall share profits and bear losses of the Target Company in proportion to their equity interests in the Target Company.

8.	Section 4.1.1 of the Initial Investment Agreement shall be in its entirety be replaced by the following:

Shareholding Percentage at Equity  Transfer Closing Date. Upon the occurrence of the Equity Transfer Closing, the Investor shall hold RMB 5,316,994,800 registered capital of the Target Company, representing 51% equity interest in the Target Company, Quantum shall hold RMB 2,502,115,200 registered capital of the Target Company, representing 24% equity interest in the Target Company, and Wuhu Chery shall hold RMB 2,606,370,000 registered capital of the Target Company, representing 25% equity interest in the Target Company. After the Equity Transfer Closing Date, the Investor shall share profits and bear losses of the Target Company in proportion to its equity interests in the Target Company.

9.	Amended AOA of Qoros Automotive

The Parties acknowledge and agree that based on the foregoing provisions of this Third Amendment Agreement and the recent discussion among the Investor and the Existing Shareholders, the amended AOA of Qoros Automotive shall be adjusted accordingly, the form of which is set forth in Appendix II attached hereto. On or prior to the date of the Equity Transfer Closings, the Parties agree to execute and deliver the amended AOA which shall reflect the respective registered capital subscribed by and the shareholding structure of the relevant Party upon the Equity Transfer Closings.

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10.	Limitation of Liabilities of Legal Representative and Indemnity

10.1
The Investor, Wuhu Chery, Quantum and Qoros Automotive acknowledge that pursuant to the letter of designation and revocation, dated as of October 18, 2017, the designation of An’ning Chen as the chairman of the board of Qoros Automotive has been revoked by Wuhu Chery while An’ning Chen remains as the legal representative of Qoros Automotive on record with the relevant corporate registration authorities. The Investor and its nominated person who acts as the chairman of the board of Qoros Automotive shall diligently perform its obligations thereof according to the laws, regulations and article of association of Qoros Automotive.

10.2
The Parties agree to waive any claims against Chen An’ning and/or Wuhu Chery and release each of them from any and all liability that results from or relates to any action or decision taken by Chen An’ning as the legal representative of Qoros Automotive during the period from the effective date of the foregoing letter of designation and revocation through the date when the registration with the competent corporate registration authorities of the removal of Chen An’ning as the legal representative of Qoros Automotive is completed (the “Chairmanship Transition Period”). For the avoidance of doubt, Chen An’ning and/or Wuhu Chery shall not be liable to any of the Parties, nor any of their respective employees, managers, directors, or shareholders in any respect for any damages or losses that any of them may incur or suffer as a result of or in connection with any action or decision taken by Chen An’ning as the legal representative of Qoros Automotive during the Chairmanship Transition Period.

10.3
The Parties agree that Chen An’ning will not take any action or decision as legal representative of Qoros Automotive during the Chairmanship Transition Period upon the direction of the Investor or its representatives, unless at such time the Investor or Qoros Automotive agrees to defend and hold harmless Chen An’ning from and against any and all losses, damages, claims, liabilities, penalties, judgments, costs and expenses (including, without limitation, the fees and expenses of attorneys and experts) arising out of or in connection with any such action or decision.

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11.	Transfer of CAFC Credits

Wuhu Chery agree that within three (3) years as from the Closing Date, Qoros Automotive is entitled to internally trade corporate average fuel consumption and new energy vehicle dual credits (“CAFC Credits”) with Wuhu Chery and its Affiliates under the Administrative Measures on Corporate Average Fuel Consumption and New Energy Vehicle Dual-credit Scheme for Passenger Vehicle Enterprises or any other PRC laws and regulations with respect to the trade of CAFC Credits, provided Wuhu Chery and its Affiliates have extra credits after adequately satisfying Wuhu Chery and its Affiliates’ own credits requirement. Wuhu Chery shall, and shall procure its Affiliates to, offer price of the credits available to Qoros Automotive no higher than market price, and no higher than the one Chery Jaguar Land Rover Automotive Co., Ltd. can obtain from Wuhu Chery and its Affiliates, with respect to the said trade of the CAFC credits.

12.
This Third Amendment Agreement shall constitute an integral part of the Initial Investment Agreement. Save for the express amendments and modifications contained herein, all the other provisions in the Initial Investment Agreement shall remain in full force and effect. In the event of any inconsistency between the provisions of this Third Amendment Agreement and the Initial Investment Agreement, the provisions of this Third Amendment Agreement shall prevail.

13.
This Third Amendment Agreement is executed in the Chinese and English languages. Each language version shall be executed in ten (10) copies with each Party holding one (1) copy. Each copy has the equal legal effect.

[Intentionally Left Blank]
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[Signature Page to the Third Amendment to the Investment Agreement in respect of Qoros Automotive Co., Ltd.]

Hangzhou Chengmao Investment Co., Ltd. (Seal)

Sign by the legal representative or authorized representative:

Wuhu Chery Automobile Investment Company (Seal)

Sign by the legal representative or authorized representative:

Quantum(2007) LLC

Sign by the legal representative or authorized representative:
Title:

Qoros Automotive Co., Ltd. (Seal)

Sign by the legal representative or authorized representative:

[Signature Page to the Third Amendment to the Investment Agreement in respect of Qoros Automotive Co., Ltd.]

Hangzhou Chengmao Investment Co., Ltd. (Seal)

Sign by the legal representative or authorized representative:

Wuhu Chery Automobile Investment Company (Seal)

Sign by the legal representative or authorized representative:

Quantum(2007) LLC

Sign by the legal representative or authorized representative:
Title:

Qoros Automotive Co., Ltd. (Seal)

Sign by the legal representative or authorized representative:

[Signature Page to the Third Amendment to the Investment Agreement in respect of Qoros Automotive Co., Ltd.]

Hangzhou Chengmao Investment Co., Ltd. (Seal)

Sign by the legal representative or authorized representative:

Wuhu Chery Automobile Investment Company (Seal)

Sign by the legal representative or authorized representative:

Quantum(2007) LLC

Sign by the legal representative or authorized representative:
Title: Manager

Qoros Automotive Co., Ltd. (Seal)

Sign by the legal representative or authorized representative:

[Signature Page to the Third Amendment to the Investment Agreement in respect of Qoros Automotive Co., Ltd.]

Hangzhou Chengmao Investment Co., Ltd. (Seal)

Sign by the legal representative or authorized representative:

Wuhu Chery Automobile Investment Company (Seal)

Sign by the legal representative or authorized representative:

Quantum(2007) LLC

Sign by the legal representative or authorized representative:
Title:

Qoros Automotive Co., Ltd. (Seal)

Sign by the legal representative or authorized representative: